Exhibit 99.1

Avnet, Inc. Acquires Taiwan Based Distributor J.C. Tally Trading Co., Ltd
Strengthens Leadership Position in Asia IP&E Market

Phoenix, Ariz., August 1, 2011 – Avnet, Inc. (NYSE:AVT) announced today that it has acquired J.C. Tally Trading Co., Ltd (J.C. Tally) and its affiliate Shanghai FR International Trading, an interconnect, passive and electromechanical components (IP&E) distributor in Asia with operations in Taiwan and China. J.C. Tally generated revenue of approximately US$90 million in calendar 2010. With this acquisition, Avnet Electronics Marketing Asia expands its position as the number one IP&E distributor in the region.

Harley Feldberg, President, Avnet Electronics Marketing global commented, “This acquisition supports our stated strategy to expand our IP&E business globally and further expands our presence in the fast growing Asia market. The IP&E market in Asia is highly fragmented and this acquisition provides another opportunity to accelerate our growth in the region by adding new suppliers and customers.”

Founded more than 30 years ago, JC Tally has approximately 140 employees serving a broad base of customers from eight locations across Taiwan and China. With a focus on strong technical support, J.C. Tally’s line card includes complementary suppliers such as NCC, Kemet, Panasonic, Coiltronics and Bussman. J.C. Tally will be integrated into the operations of Avnet Electronics Marketing Asia. The transaction is expected to be immediately accretive to earnings and supports Avnet’s long-term return on capital goal of 12.5%.

Stephen Wong, president of Avnet Electronics Marketing, Asia commented, “By extending the range of our product offerings, this acquisition enables us to provide more options to our customers, thereby strengthening our competitive position in the IP&E business in Greater China and providing cross selling opportunities to the combined customer base. The combination of the talented employees from J.C Tally and Avnet’s scale and scope advantages in the region will allow us to deliver superior value to our trading partners and enhance our position as the largest IP&E distributor in Asia.”

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” “intend,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition or disposition activities, the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT), a Fortune 500 company, is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended July 3, 2010, Avnet generated revenue of $19.16 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Investor Relations
Vincent Keenan, +1 480-643-7053
Vice President, Investor Relations
Vincent.keenan@avnet.com